Exhibit 10.1

AMENDMENT TO MODIFICATION AND EXCHANGE AGREEMENT

THIS AMENDMENT TO MODIFICATION AND EXCHANGE AGREEMENT (the “Amendment”) dated as of May 26, 2023, is effective as of April 20, 2023, by and between Allarity Therapeutics, Inc., a Delaware corporation (the “Company”), and 3i, LP, a Delaware limited partnership (“Preferred Holder”). The Company and the Preferred Holder, each referred to herein as a “Party” and collectively, as the “Parties.”

RECITALS

WHEREAS, the Parties entered into a certain Modification and Exchange Agreement dated April 20, 2023 (the “Original Agreement”) pursuant to which among other things, Preferred Holder agreed to exchange 50,000 shares of the Company’s Series C Convertible Redeemable Preferred Stock (the “Series C Preferred Stock”) that it beneficially owned in exchange for a certain number of shares of Series A Convertible Preferred Stock (“Series A Preferred Stock”).

WHEREAS, due to an error in not taking into account the proposed redemption of 1,550 share of Series A Preferred Stock, the Original Agreement inadvertently stated that the number of shares of Series A Preferred Stock to be issued in exchange for 50,000 shares of Series C Preferred Stock (“Series C Shares”) was 4,027 instead of 5,577, a difference of 1,550 shares of Series A Preferred Stock; and

WHEREAS, the Parties desire to enter into this Amendment to correct this error in the Original Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Preferred Holder hereby agree as follows:

1. Recitals. The third “WHEREAS” of the Recitals of the Original Agreement is hereby deleted and amended and restated its entirety as follows:

“WHEREAS, the Preferred Holder desires to exchange 50,000 shares of Series C Preferred Stock (“Series C Preferred Shares”) for an aggregate of 5,577 shares Series A Preferred Stock (the “Exchange Shares”), and the Company desires to issue such shares of Series A Preferred Stock in exchange for the Series C Preferred Shares, on the terms and conditions set forth in this Agreement in reliance on the exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”).”

2. Section 1.3. Section 1.3 of the Original Agreement is hereby deleted and amended and restated in its entirety as follows:

“Section 3(a)(9). Assuming the accuracy of the representations and warranties of each of the Company and the Preferred Holder set forth in Sections 2 and 3 of this Agreement, the parties acknowledge and agree that the purpose of such representations and warranties is, among other things, to ensure that the exchange of 50,000 shares of Series C Preferred Stock for 5,577 shares of Series A Preferred Stock, and the exchange of the Original Warrant for the New Warrant (the “Exchange”) pursuant to the terms of this Agreement qualifies as an exchange of securities under Section 3(a)(9) of the Securities Act.”

3. Amendment. All references in the Original Agreement (and in the other agreements, documents and instruments entered into in connection therewith) and to the Original Agreement shall be deemed for all purposes to refer to the Original Agreement, as amended by this Amendment.

4. Original Agreement. Except as expressly provided herein, the provisions of the Original Agreement shall remain in full force and effect in accordance with their terms and shall be unaffected by this Amendment.

5. Counterparts. This Amendment may be executed in counterparts, each of which when executed shall be deemed an original and both of which when executed shall be deemed one and the same instrument.

6. Headings. The headings to this Amendment are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

[Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have executed this Amendment to be effective as of April 20, 2023.

Allarity Therapeutics, Inc.

By:	/s/ James G. Cullem
James G. Cullem, CEO

3i, LP

By:	/s/ Maier J. Tarlow
Maier J. Tarlow, General Partner

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